Exhibit 21.1

List of Subsidiaries

Subsidiary	State of Organization

ARH-Arizona, LLC	Delaware

BCCI CA, LLC	Delaware

BCCI Management Company	Ohio

Buckeye Check Cashing, Inc.	Ohio

Buckeye Check Cashing II, Inc.	Ohio

Buckeye Check Cashing of Arizona, Inc.	Ohio

Buckeye Check Cashing of Alabama LLC	Delaware

Buckeye Check Cashing of California, LLC	Delaware

Buckeye Check Cashing of Connecticut, LLC	Delaware

Buckeye Check Cashing of Florida, Inc.	Ohio

Buckeye Check Cashing of Florida II LLC	Delaware

Buckeye Check Cashing of Illinois, LLC	Delaware

Buckeye Check Cashing of Kansas, LLC	Delaware

Buckeye Check Cashing of Kentucky, Inc.	Ohio

Buckeye Check Cashing of Michigan, Inc.	Delaware

Buckeye Check Cashing of Missouri, LLC	Delaware

Buckeye Check Cashing of Nevada, LLC	Delaware

Buckeye Check Cashing of Virginia, Inc.	Ohio

Buckeye Check Cashing of Tennessee LLC	Delaware

Buckeye Check Cashing of Texas, LLC	Delaware

Buckeye Check Cashing of Utah, Inc.	Ohio

Buckeye Commercial Check Cashing of Florida, LLC	Delaware

Buckeye Credit Solutions, LLC	Delaware

Buckeye Credit Solutions of Michigan LLC	Delaware

Buckeye Lending Solutions, LLC	Delaware

Buckeye Lending Solutions of Tennessee LLC	Delaware

Buckeye Lending Solutions of Arizona, LLC	Delaware

Buckeye Small Loans, LLC	Delaware

Buckeye Title Loans, Inc.	Ohio

Buckeye Title Loans of California, LLC	Delaware

Buckeye Title Loans of Kansas, LLC	Delaware

Buckeye Title Loans of Missouri, LLC	Delaware

Buckeye Title Loans of Tennessee LLC	Delaware

Buckeye Title Loans of Utah, LLC	Delaware

Buckeye Title Loans of Virginia, LLC	Delaware

CCCS Corporate Holdings, Inc.	Delaware

CCCS Holdings, LLC	Delaware

CCCIS, Inc.	California

CCFI Funding LLC	Ohio

California Check Cashing Stores, LLC	Delaware

Cash Central of Australia Pty. Ltd.	Queensland

Cash Central of UK Limited	England and Wales

Cash Central of Alabama, LLC	Alabama

Cash Central of Alaska, LLC	Alaska

Cash Central of California, LLC	California

Cash Central of Delaware, LLC	Delaware

Cash Central of Hawaii, LLC	Hawaii

Cash Central of Idaho, LLC	Idaho

Cash Central of Illinois, LLC	Delaware

Cash Central of Kansas, LLC	Kansas

Cash Central of Minnesota, LLC	Minnesota

Cash Central of Mississippi	Mississippi

Cash Central of Missouri, LLC	Missouri

Cash Central of Nevada, LLC	Nevada

Cash Central of New Mexico, LLC	Delaware

Cash Central of North Dakota, LLC	North Dakota

Cash Central of Ohio, LLC	Delaware

Cash Central of Oklahoma, LLC	Delaware

Cash Central of South Carolina LLC	Delaware

Cash Central of South Dakota, LLC	South Dakota

Cash Central of Tennessee, LLC	Delaware

Cash Central of Texas, LLC	Texas

Cash Central of Utah, LLC	Utah

Cash Central of Virginia LLC	Delaware

Cash Central of Washington, LLC	Washington

Cash Central of Wyoming, LLC	Wyoming

Cash Central of Wisconsin, LLC	Wisconsin

Checksmart Financial Company	Delaware

Checksmart Financial Holdings Corp.	Delaware

Checksmart Financial, LLC	Delaware

Checksmart Money Order Services, Inc.	Delaware

Community Choice Family Insurance Agency LLC	Delaware

CS-Arizona, LLC	Delaware

DFS Direct Financial Solutions of Canada, Inc.	British Columbia

Direct Financial Solutions of Australia Pty. Ltd.	Queensland

Direct Financial Solutions, LLC	Delaware

DFS Financial Services ULC	British Columbia

DFS Financial Services (Calgary) ULC	British Columbia

DFS Financial Services (Toronto) ULC	British Columbia

Direct Financial Solutions of UK Limited	England and Wales

Express Payroll Advance of Ohio, Inc.	Ohio

Fast Cash, Inc.	California

First Virginia Credit Solutions, LLC	Delaware

First Virginia Financial Services, LLC	Delaware

Hoosier Check Cashing of Ohio, Ltd	Ohio

Lenders Account Services LLC	Delaware

Insight Capital, LLC	Alabama

National Tax Lending, LLC	Delaware

Reliant Software, Inc.	Utah